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              of the Securities Exchange Act of 1934 (Amendment No. )

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                                BBH Fund, Inc.
                 (Name of Registrant as Specified in Charter)

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                                   BBH FUND, INC.

                           BBH International Equity Fund

                                  40 Water Street
                            Boston, Massachusetts 02109

                                 December 22, 2006



Dear Shareholders:

            This letter is being provided to shareholders of BBH International Equity Fund ("Fund"), a portfolio of BBH Fund, Inc. ("Corporation"), to notify you of the approval by the Corporation's Board of Directors ("Board") of a new sub-advisory agreement between Brown Brothers Harriman & Co., the adviser to the Fund (the "Adviser"), and Walter Scott & Partners Limited, a sub-adviser retained by the Adviser to perform certain investment advisory services for the Fund ("WSP").

            On January 12, 2004, the Adviser entered into a sub-advisory agreement with WSP to perform investment advisory services for the Fund ("Prior Agreement"). On October 2, 2006, WSP was acquired in its entirety by Mellon International Limited. This change of control of WSP caused the Prior Agreement to terminate automatically by its terms, as required by the Investment Company Act of 1940. In order for the Fund to continue to receive sub-advisory services from WSP, the Corporation's Board has approved a new sub-advisory agreement between the Adviser and WSP ("New Agreement"). The terms of the New Agreement are substantially identical to the terms of the Prior Agreement, except for the effective date.

            The Corporation and the Adviser have received an exemptive order from the U.S. Securities and Exchange Commission that permits the Adviser, as the Fund's investment adviser, to hire new sub-advisers or to make changes to existing sub-advisory agreements with the approval of the Corporation's Board, but without obtaining approval of the shareholders of the Fund. As a condition of this exemptive order, the Adviser and the Corporation are required to furnish shareholders with information about the new sub-advisers and/or changes to the existing sub-advisory agreements. The enclosed "Information Statement" provides information relating to the change of control of WSP and the approval of the New Agreement. The changes described in the "Information Statement" do not require shareholder approval.

            Please take a few minutes to review the attached materials and thank you for your investment in BBH Fund, Inc.


Sincerely,


/s/Charles Schreiber
Charles Schreiber


Treasurer
BBH FUND, INC.

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                               INFORMATION STATEMENT
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                                   BBH FUND, INC.

                           BBH International Equity Fund

                                  40 Water Street
                            Boston, Massachusetts 02109

This Information Statement is being provided to shareholders of BBH International Equity Fund ("Fund"), a portfolio of BBH Fund, Inc. ("Corporation"), to notify you of the approval by the Corporation's Board of Directors ("Board") of a new sub-advisory agreement between Brown Brothers Harriman & Co., the adviser to the Fund (the "Adviser"), and Walter Scott & Partners Limited, a sub-adviser retained by the Adviser to perform certain investment advisory services for the Fund ("WSP").

On January 12, 2004, the Adviser entered into a sub-advisory agreement with WSP to perform investment advisory services for the Fund ("Prior
Agreement"). As a result of the change of control of WSP, discussed below, the Prior Agreement terminated automatically by its terms, as required by the Investment Company Act of 1940 ("1940 Act"). In order for the Fund to continue to receive sub-advisory services from WSP, the Corporation's Board has approved a new sub-advisory agreement between the Adviser and WSP ("New Agreement"). The terms of the New Agreement are substantially identical to the terms of the Prior Agreement, except for the effective date. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CHANGE OF CONTROL OF SUB-ADVISER

On October 2, 2006, Mellon International Limited ("Mellon") acquired 100% of the outstanding voting securities of WSP. The 1940 Act provides that a change of control of a sub-adviser to a fund constitutes an "assignment" of its sub-advisory contract, and it also requires the sub-advisory contract to provide for its automatic termination in the event of an assignment. As a result, the Prior Agreement between the Adviser and WSP terminated on October 2, 2006, the effective date of the change of control of WSP.

At a regular meeting held on June 20, 2006, the Board, in anticipation of the termination of the Prior Agreement, approved the New Agreement between the Adviser and WSP. The New Agreement is substantially identical in form and substance to the Prior Agreement, except for the effective date. Under the terms of the New Agreement, WSP makes investment decisions with respect to the assets of the Fund allocated to it from time to time by the Adviser, and continuously reviews, supervises and administers the Fund's investment programs with respect to these assets.

The New Agreement does not require shareholder approval because the Corporation and the Adviser have received permission, in the form of an exemptive order from the U.S. Securities and Exchange Commission ("SEC") to approve and enter into new sub-advisory agreements without the delay and expense of a shareholder vote, subject to certain conditions. In particular, Fund shareholders must approve a policy to permit the Corporation's Board and Adviser to appoint and replace sub-advisers for the Funds and enter into and amend their sub-advisory contracts without seeking shareholder approval.
This condition was satisfied at a shareholder meeting held on January 9, 2004. In addition, Fund shareholders must be notified of the details of any new sub-advisory agreement approved by the Corporation's Board and entered into between the Adviser and the new sub-adviser by sending the shareholders an Information Statement within ninety (90) days of the hiring of the new sub-adviser. To satisfy this condition, we are sending to you this Information Statement.

ADVISORY AND SUB-ADVISORY RELATIONSHIPS
The Adviser and predecessors and/or affiliates have acted as the Fund's investment adviser since its inception. The Adviser is currently serving as the Fund's investment adviser under an Amended and Restated Investment Advisory Agreement (the "Advisory Contract") with the Corporation, which was approved by shareholders and became effective on August 4, 2003. Under the Advisory Contract, the Adviser has overall responsibility, subject to the oversight of the Board, for providing investment advisory services to the Corporation and the Fund. The Advisory Contract also permits the Adviser to hire sub-advisers to assist it in investing the assets of the Fund. The Adviser is responsible for monitoring and evaluating the performance of any sub-advisers it hires and making recommendations to the Board regarding the hiring, termination and replacement of any sub-advisers.

At a meeting held on December 10, 2003, the Board unanimously approved, upon the recommendation of the Adviser, to appoint WSP as a sub-adviser to the Fund. The Prior Agreement, under which WSP was responsible for managing a portion of the Fund's assets, was approved by shareholders and became effective on January 12, 2004. As a result of the change of control of WSP, as described above, the Prior Agreement terminated automatically by its terms, as required by the 1940 Act. In order for the Fund to continue to receive sub-advisory services, the Corporation's Board, at its meeting held on June 20, 2006, approved the New Agreement between the Adviser and WSP, which is substantially identical in form and substance to the Prior Agreement, except for the effective date.

COMPENSATION

Pursuant to the terms of the New Agreement, the Adviser pays WSP a sub-advisory fee ("Sub-Advisory Fee") at the rate of 0.55% per annum on "Combined Assets" up to $250,000,000 and 0.35% per annum on "Combined Assets" over $250,000,000. The Sub-Advisory Fee is calculated based on daily net assets (after fund expenses) and is paid quarterly to WSP. "Combined Assets" equal the net assets of the Fund plus the net assets of other client accounts of the Adviser that are managed by the Sub-Adviser. Because the Adviser, and not the Corporation or the Fund, will pay the Sub-Advisory Fee, the sub-advisory arrangement will not affect the advisory fees paid to the Adviser or total expenses payable by the Funds. The Fund itself bears no responsibility, directly or indirectly, for payment of the Sub-Advisory Fee. The Adviser will pay the entire Sub-Advisory Fee out of the investment advisory fee it receives as Adviser to the Fund. WSP may voluntarily waive all or a portion of the Sub-Advisory Fee, in its sole discretion.

During the most recently completed fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund. In addition, during the most recently completed fiscal year, the Fund has not paid, either directly or indirectly, any fees to WSP or any of WSP's affiliated persons or any affiliated person of such person (other than sub-advisory fees paid by the Adviser to WSP under the Prior Agreement and the New Agreement) for services provided to the Fund.

SECTION 15(F) OF THE 1940 ACT

Section 15(f) of the 1940 Act provides that a sub-adviser to a mutual fund (or its affiliates) may receive any amount or benefit in connection with a sale of any interest in the sub-adviser which results in an "assignment" of an advisory contract, so long as two conditions are satisfied.

First, for a period of three years after the assignment, at least 75% of the board of directors of the fund cannot be "interested persons" of the new sub-adviser adviser or its predecessor. Second, during the two-year period after the assignment, there must not be imposed upon the fund any "unfair burden" as a result of the assignment, or any express or implied terms, conditions or understandings applicable thereto. "Unfair burden" is defined in this context to include any arrangement whereby the sub-adviser or its predecessor (or any interested person of the sub-adviser, predecessor, or successor) receives or is entitled, directly or indirectly, to receive: (i) compensation from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the fund, other than bona fide ordinary compensation as principal underwriter for such fund; or
(ii) compensation from the fund or its security holders for other than bona fide investment advisory or other services.

In connection with the first condition, the Corporation currently meets, and expects to be able to continue to meet, this condition. With respect to the second condition, WSP has represented to the Corporation that it is not aware of any arrangement, nor does it anticipate entering into any arrangement, whereby WSP or any "interested person" of WSP would receive or be entitled to receive any compensation that would cause WSP to impose an unfair burden on the Funds, within the meaning of Section 15(f) of the 1940 Act.

BOARD EVALUATION

At a meeting held on June 20, 2006, the Board approved the New Agreement between the Adviser and WSP. The Board's decision to approve the New Agreement reflects the exercise of its business judgment as to whether the sub-advisory arrangement would be in the best interests of the Fund.

The following is a summary of factors the Board considered in making its determination to approve the New Agreement: (1) WSP's historical investment results as sub-adviser to the Fund; (2) the distinct investment objective and policies of the Fund; (3) the history, organizational structure, financial condition and reputation of WSP and the qualification and background of WSP's personnel; (4) the practices and policies of WSP with respect to selecting brokers and executing trades; (5) certification by WSP of the existence and adequacy of an adviser compliance program under the Investment Advisers Act of 1940; (6) regulatory, compliance and litigation matters relevant to WSP;
(7) business continuity and document management programs of the Fund; (8) the investment performance records of WSP; (9) the reasonableness of the fees to be paid to WSP and the profits to be realized by WSP (including any benefits to be received by WSP or its affiliates in connection with soft dollar arrangements); (10) the extent to which economies of scale would be realized as the Fund grows; (11) the reasonableness of the fees that would be retained by the Adviser, before and after any voluntary waivers, and the fact that there would be no changes to the advisory fees charged to the Funds; (12) the fact that the Adviser remains the party primarily responsible for the performance of the Funds, through its selection and retention (subject to approval of the Board) and continued supervision of WSP; (13) the fact that the Adviser initially recommended the engagement of WSP after extensive research of numerous candidate firms; and (14) the fact that the Adviser initially negotiated fee arrangements with WSP on an arms-length basis. The Board also relied upon the Adviser's report to the Board that the nature of the services to be provided by, and the fees to be paid to, WSP are no less favorable to the Funds than are available from other prospective sub-advisers, noting in that regard that all fees to WSP will be paid by the Adviser, and not by the Corporation or the Fund.

The Board, in approving the New Agreement, also considered the following additional material factors: (1) that the terms of the New Agreement are substantially identical to the terms of the Prior Agreement, except for the effective date; (2) representations by WSP that they are not aware of any arrangement whereby WSP or any "interested person" of WSP would impose an unfair burden on the Fund, within the meaning of Section 15(f) of the 1940 Act; and (3) the receipt of a written representation by WSP that there is no material change to the information previously provided to the Board in connection with the Board's initial approval of WSP as sub-adviser to the Fund at its regular meeting on December 10, 2003, and that the change of control of WSP will not result in any change in WSP's relationship with the Fund, including any change in the personnel or management of WSP.

INFORMATION ABOUT WSP

WSP was founded in 1983 and is registered with the SEC as an investment adviser. WSP is an independently-managed, wholly-owned subsidiary of Mellon International Ltd, with an address at Mellon Financial Centre, 160 Queen Victoria Street, London, EC4V4LA, England. Mellon International Ltd, in turn, is a wholly-owned subsidiary of Mellon International Holdings S.a r.l., with an address at 73 Cote d'Eich, L1450, Luxembourg. As of September 30, 2006, WSP managed approximately $28.5 billion in assets.

Following is a list of the directors and principal executive officers of WSP and their principal occupation. Unless otherwise noted, the address of each person listed is One Charlotte Square, Edinburgh, EH24DZ, UK:

--------------------------------------------------------------------------------
Name                                     Principal Occupation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Walter G. Scott                          Chairman
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Alan McFarlane                           Managing Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
John Clark                               Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Marilyn R. Harrison                      Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Kenneth J. Lyall                         Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
James D. Smith                           Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Pamela J. Maxton                         Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Rodger H. Nisbet                         Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Alistair Lyon-Dean                       Company Secretary & Chief Compliance
                                         Officer
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Ronald P. O'Hanley                       Non-Executive Director
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Jonathan M. Little                       Non-Executive Director
--------------------------------------------------------------------------------

None of the current directors or officers of WSP have any outside directorships with any public or private company with investment-related activities, with the exception of Ronald O'Hanley and Jonathan Little who both have other directorships with Mellon or an affiliate of Mellon.

WSP currently serves as sub-adviser (but not the investment adviser) to three other mutual funds with investment objectives similar to that of the Fund. The following chart contains information relating to the assets of each of these funds (and the Fund itself), as well as the compensation paid to WSP for its sub-advisory services with respect to each fund:

-------------------------------------------------------------------------------------
Name of Fund     Approximate Total   Sub-advisory Fee (annually, as %  Waiver of
                 Fund Assets as of   of average daily net assets)      Sub-advisory
                 September 30, 2006                                    Fee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Brown Advisory   $154.4 million      0.60% on assets up to $100        None
International                        million
Fund                                 0.50% on assets above $100
                                     million
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
BBH              $265.0 million      0.55% on assets up to $250        None
International                        million
Fund                                 0.35% on assets above $250
                                     million
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
GuideStone       $260.7 million      0.75% on assets up to $50 million None
International                        0.50% on assets above $50 million
Equity Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Vantagepoint     $232.3 million      0.60% on assets up to $100        None
International                        million
Fund                                 0.50% on assets above $100
                                     million
-------------------------------------------------------------------------------------

WSP is not an affiliate of the Adviser. No director of the Corporation has owned any securities, or has had any material interest in, or a material interest in a material transaction with, WSP or any affiliate of WSP since the beginning of the Fund's most recent fiscal year. No officer or director of the Corporation is an officer, employee, director, general partner or shareholder of WSP.

INFORMATION ABOUT THE CORPORATION

The annual report for the Fund, which includes audited financial statements for the Fund's fiscal year ended October 31, 2005, was mailed to shareholders on or about January 18, 2006. The semi-annual report for the Fund, which includes unaudited financial statements for the period ended April 30, 2006, was mailed to shareholders on or about July 12, 2006. The Fund will promptly provide, without charge and upon request, a copy of the Funds' annual report and/or semi-annual reports. Requests for annual reports or semi-annual reports for the Fund may be made by writing to the Fund's principal executive offices located at 40 Water Street, Boston, Massachusetts 02109 or by calling the Funds toll-free at 1-800-575-1265.

The Fund's distributor is Edgewood Services, Inc., 5800 Corporate Drive, Pittsburgh, PA 15237.

The administrator for the Fund is Brown Brothers Harriman Trust Company, LLC, 140 Broadway, New York, New York 10005.



                                                             December 22, 2006

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                                     - 6 -
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IMPORTANT NOTICE ABOUT FUND DOCUMENT DELIVERY
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In an effort to reduce costs and avoid duplicate mailings, the Fund intends to deliver a single copy of certain documents to each household in which more than one shareholder of the Fund resides (so-called "householding"), as permitted by applicable rules. The Fund's "householding" program covers documents such as Prospectuses and Statements of Additional Information, and supplements to each, as well as Semi-Annual and Annual Shareholder Reports and any Proxies or information statements.

Shareholders must give their written consent to participate in the "householding" program. The Fund is also permitted to treat a shareholder as having given consent ("implied consent") if (i) shareholders with the same last name, or believed to be members of the same family, reside at the same street address or receive mail at the same post office box, (ii) the Fund gives notice of their intent to "household" at least sixty (60) days before they begin "householding" and (iii) none of the shareholders in the household have notified the Fund or its agent of the desire to "opt out" of "householding."

Shareholders who have granted written consent, or have been deemed to have granted implied consent, can revoke that consent and opt out of "householding" at any time. Shareholders who purchased shares through an intermediary should contact their representative; other shareholders may call the Fund at 1-800-575-1265.









      Edgewood Services, Inc., Distributor

      Cusip  05528X307 and 05528X406